Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 7 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 7 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of February 24, 2015, by and among ZAZA ENERGY CORPORATION, a Delaware corporation (the “Company”), and each of the holders of Securities (as defined in the Securities Purchase Agreement, as defined below).

RECITALS

1.                                      The Company and the holders of the Securities are parties to that certain Securities Purchase Agreement dated February 21, 2012, as amended by (a) a letter agreement dated as of March 1, 2012, (b) a letter agreement dated as of March 22, 2012, (c) that certain Waiver and Amendment No. 1 to Securities Purchase Agreement dated as of June 8, 2012, as amended by that certain letter agreement dated as of June 28, 2012 (the “First Amendment”), (d) that certain Waiver and Amendment No. 2 to Securities Purchase Agreement dated as of July 25, 2012, (e) that certain Waiver and Amendment No. 3 to Securities Purchase Agreement dated as of October 16, 2012 (the “Third Amendment”), (f) that certain Amendment No. 4 to Securities Purchase Agreement dated as of December 17, 2012, (g) that certain Amendment No. 5 to Securities Purchase Agreement and Amendment No. 1 to Sanchez Consent dated as of March 28, 2013 and (h) that certain Amendment No. 6 to Securities Purchase Agreement dated March 12, 2014 (as amended, the “Existing Securities Purchase Agreement”; and as amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”).

2.                                      Pursuant to the Existing Securities Purchase Agreement, the Company issued, and the holders of Notes purchased, (a) the Company’s 8.00% Senior Secured Notes due February 21, 2017, in the aggregate principal amount of $100,000,000 and (b) the Company’s warrants to purchase 26,315,789 shares (before any adjustments that have been effected in accordance with the terms thereof) of the Company’s Common Stock.

3.                                      The Company has informed the holders of Securities that Events of Default as set forth on Schedule A attached hereto have occurred and are continuing as of the date hereof (such Events of Default being referred to herein as the “Specified Defaults”).

4.                                      The Company has requested the holders of Securities to waive the Specified Defaults.

5.                                      The Company also desires to amend certain provisions of the Existing Securities Purchase Agreement.

6.                                      The holders of the Securities have agreed to (a) waive the Specified Defaults and (b) make such amendments, in each case subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1.                                          Capitalized Terms.  Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Securities Purchase Agreement, unless the context otherwise requires.

Section 2.                                          Amendments to Existing Securities Purchase Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Existing Securities Purchase Agreement is hereby amended as set forth below.  Such amendments are referred to herein collectively as the “Amendments”.

(a)                                 Paragraph 5A(2) of the Existing Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

5A(2)                 Noteholder Put Option.  At any time on or after March 23, 2015, any holder of the Notes may require that the Company prepay the Notes held by such holder, in whole or in part, by delivering a written notice to the Company and each other holder of the Notes specifying the principal amount of the Notes that such holder is requesting be so prepaid.  The prepayment shall be made by the Company on a date (a “Prepayment Date”) designated by the Company in a notice to all holders of Notes, which shall be not less than 10 days nor more than 30 days after the date such notice is received by the Company from such holder (provided, however, that if no such date is designated by the Company, the Prepayment Date shall be the 30th day following the date of such notice), at a price equal to 100% of the outstanding principal amount of such Notes requested to be so prepaid, together with accrued and unpaid interest on such Notes to, but not including, the date of such prepayment.  If, within 10 Business Days of any other holder’s receipt of such notice from the Company, any holder or holders of Notes notifies the Company and each other holder of Notes that such holder is requiring that its Notes also be prepaid in accordance with the terms specified in this paragraph 5A(2), all such Notes to be prepaid shall be prepaid on such Prepayment Date.

(b)                                 Paragraph 6A of the Existing Securities Purchase Agreement is hereby amended by amending and restating clause (ii) in its entirety to read as follows:

(ii) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of the Company, consolidated statements of income, cash flows and members’ equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and reported on by a firm of independent public accountants of recognized national standing, whose report shall be without exception as to the scope of the audit and shall not be subject to any “going concern” or like qualification or exception (other than with respect to the fiscal years ended December 31, 2012, December 31, 2013 and December 31, 2014) and shall state that such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries in conformity with GAAP; provided, however, that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, together with the accountant’s report described above, shall be deemed to satisfy the requirements of this paragraph 6A(ii); provided further that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof, in which event the Company shall separately deliver, concurrently with such Electronic Delivery;

(c)                                  Paragraph 7B(2) of the Existing Securities Purchase Agreement is hereby amended by amending and restating clause (ii) therein in its entirety as follows:

(ii)                                  Seller Subordinated Debt under (a) the Seller Notes in an aggregate principal amount not to exceed $38,250,000 (plus any interest that is capitalized to such principal amount), so long as the Subordination Agreement is in effect, and (b) the ZaZa Principal Loan Notes in an aggregate principal amount not to exceed $9,080,000 (plus any interest that is capitalized to such principal amount), so long as the Subordination Agreement is in effect;

(d)                                 Paragraph 12B of the Existing Securities Purchase Agreement is hereby amended by amending and restating the definitions of “Seller Notes” and “ZaZa Principal Loan Notes” in their entirety as follows:

“Seller Notes” shall mean, collectively, promissory notes issued by the Company in favor of the ZaZa LLC Members, in form and substance satisfactory to the Purchasers, in a principal amount equal to $38,250,000 (plus any interest that is capitalized to such principal amount).  The Seller Notes shall be subordinated to the Notes pursuant to the terms of the Subordination Agreement.

“ZaZa Principal Loan Notes” shall mean, collectively, promissory notes issued by the Company in favor of the ZaZa Principals, in form and substance satisfactory to the Purchasers, in an aggregate principal amount equal to $9,080,000 (plus any interest that is capitalized to such principal amount) issued with respect to certain compensation, including back salary, bonuses, incentive compensation and other compensation, owed by ZaZa LLC to the ZaZa Principals in respect of periods prior to the Closing Day or in connection with transactions contemplated by the Closing.  The ZaZa Principal Loan Notes shall be subordinated to the Notes pursuant to the terms of the Subordination Agreement.

Section 3.                                          Effectiveness of Waivers and Amendments.  The Amendments in Section 2 of this Amendment and the waivers in Section 5 of this Amendment shall become effective upon satisfaction of all of the following conditions:

(a)                                 Amendment.  Execution and delivery of this Amendment by the Company and each of the holders of the Securities, and execution and delivery of the Guarantor Acknowledgement attached hereto by the Guarantors.

(b)                                 Representations and Warranties.  The representations and warranties in Section 4 shall be true and correct in all respects on the date hereof.

(c)                                  Seller Notes and ZaZa Principal Loan Notes.  Each of the holders of Securities shall have received copies of the amended and restated Seller Notes and ZaZa Principal Loan Notes, each in form and substance satisfactory to the holders of the Securities.

(d)                                 Expenses.  The Company shall have paid the reasonable fees and disbursements of the special counsel of the holders of the Securities in accordance with Section 10 below and the wire instructions set forth on Schedule B attached hereto.

(e)                                  Fee Reserve.  Morgan, Lewis & Bockius LLP (“Morgan Lewis”) shall have received the fee reserve described in Section 7 below in accordance with the wire instructions set forth on Schedule B attached hereto.

Section 4.                                          Representations and Warranties.  To induce the holders of the Securities to enter into this Amendment and to consent to Amendments in Section 2 and the waivers in Section 5, the Company hereby represents and warrants to each of the holders of Securities that:

(a)                                 the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate authority or other action on the part of the Company, this Amendment has been duly executed and delivered by the Company, and this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms;

(b)                                 each of the representations and warranties set forth in the Securities Purchase Agreement and the other Transaction Documents are true and correct in all material respects as of the date hereof, except (i) to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date), (ii) that the financial statements referred to in Paragraph 9C shall be deemed to refer to the financial statements most recently delivered by the Company pursuant to Paragraph 6A(i) or 6A(ii), and (iii) as disclosed in the First Amendment or the Third Amendment;

(c)                                  after giving effect to the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing as of the date hereof; and

(d)                                 no events have taken place and no circumstances exist at the date hereof which would give any Credit Party a basis to assert a defense, offset or counterclaim to any claim of any holder of a Security with respect to the obligations of the Credit Parties.

Section 5.                                          Waiver of the Specified Defaults.  Subject to the satisfaction of the applicable conditions specified in Section 3, the holders of the Securities hereby waive the Specified Defaults.  These waivers shall not extend beyond the terms expressly set forth herein, nor impair any right or power accruing to the holders of Securities with respect to any other Default or Event of Default or any Default or Event of Default which occurs after the date hereof.  Nothing contained herein shall be deemed to imply any willingness of the holders of Securities to agree to, or otherwise prejudice any rights of the holders of Securities with respect to, any similar waiver that may be requested by the Company.

Section 6.                                          Transaction Document.  This Amendment shall be deemed to constitute a Transaction Document for all purposes under the Securities Purchase Agreement.

Section 7.                                          Fee Reserve.  On the date of this Amendment, the Company shall pay to Morgan Lewis a fee reserve in the amount of $50,000 on account of legal fees and expenses.  Any legal fees and expenses not paid within 15 days of receipt of invoice shall be deducted from this fee reserve and the Company shall insure that the fee reserve is replenished to its full amount as soon as reasonably practicable thereafter.  If the Company is not in compliance with this Section 7, Morgan Lewis may at any time apply the entire reserve against its fees and expenses (whether or not yet billed, provided that Morgan Lewis will promptly deliver a statement that reconciles any application of the reserve against actual fees and expenses).  Any part of the reserve so applied will be promptly replenished by the Company so that at all times the amount of the fee reserve shall be no less than $50,000.  Any part of the fee reserve remaining at such time as the obligations under the Notes and the other Transaction Documents have been paid in full in cash will promptly be returned to the Company.

Section 8.                                          Effect of Amendment.  Except as set forth expressly herein, all terms of the Securities Purchase Agreement shall be and remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the holders of Notes under the Securities Purchase Agreement, nor constitute a waiver of any provision of the Securities Purchase Agreement, except as expressly provided herein. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Securities Purchase Agreement without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment unless the context otherwise requires.

Section 9.                                          Release.

(a)                                 In consideration of the agreements of the holders of Securities contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Credit Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges each holder of Securities, and its successors and assigns, and its present and former shareholders, partners, members, managers, consultants, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives, and all persons acting by, through, under or in concert with any of them (each holder of Securities and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”) of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, recoupment, rights of setoff, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, contingent or mature, suspected or unsuspected, both at law and in equity, which any Credit Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Securities Purchase Agreement, or any of the other Transaction Documents or transactions thereunder or related thereto.

(b)                                 Each Credit Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)                                  Each Credit Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d)                                 In entering into this Amendment, each Credit Party has consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the release set forth above does not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 9 shall survive the termination of this Amendment and the other Transaction Documents and the payment in full of the Notes.

(e)                                  Each Credit Party acknowledges and agrees that the release set forth above may not be changed, amended, waived, discharged or terminated orally.

Section 10.                                   Fees and Expenses; Indemnification.  Whether or not the Amendments and/or the waivers set forth in Section 5 hereof become effective, the Company agrees to pay on demand all reasonable costs and expenses of the holders of the Securities (including the reasonable fees and expenses of the special counsel of the holders of the Securities) in connection with the preparation, negotiation, execution and delivery of this Amendment as provided in Paragraph 13B(1) of the Securities Purchase Agreement. Nothing in this Section 10 shall limit the Company’s obligations pursuant to Paragraphs 13B(1) and 13B(2) of the Securities Purchase Agreement.

Section 11.                                   Governing Law.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAWS OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

Section 12.                                   Severability.  Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 13.                                   Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

Section 14.                                   Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 15.                                   Entire Understanding.  The Existing Securities Purchase Agreement, together with this Amendment, set forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

Section 16.                                   Headings.  The headings of the sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

Section 17.                                   Time is of the Essence.  Time is of the essence of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

ZAZA ENERGY CORPORATION

By:	/s/ Todd A. Brooks
Name:	Todd A. Brooks
Title:	President and Chief Executive Officer

[AMENDMENT NO. 7 TO SECURITIES PURCHASE AGREEMENT]

MSDC ZEC INVESTMENTS, LLC

By:	/s/ Marcello Liguori
Name:	Marcello Liguori
Title:	Vice President

[AMENDMENT NO. 7 TO SECURITIES PURCHASE AGREEMENT]

SENATOR SIDECAR MASTER FUND LP

By:	Senator Investment Group LP,
its investment manager

By:	/s/ Evan Gartenlaub
Name:	Evan Gartenlaub
Title:	General Counsel and
Chief Compliance Officer

[AMENDMENT NO. 7 TO SECURITIES PURCHASE AGREEMENT]

O-CAP OFFSHORE MASTER FUND, L.P.

By:	/s/ Michael E. Olston
Name:	Michael E. Olston
Title:

O-CAP PARTNERS, L.P.

By:	/s/ Michael E. Olston
Name:	Michael E. Olston
Title:

[AMENDMENT NO. 7 TO SECURITIES PURCHASE AGREEMENT]

CAPITAL VENTURES INTERNATIONAL

By:	/s/ J. Brad Alles
Name:	J. Brad Alles
Title:	Investment Manager

[AMENDMENT NO. 7 TO SECURITIES PURCHASE AGREEMENT]

TALARA MASTER FUND, LTD.

By:	/s/ David Zusman
Name:	David Zusman
Title:	Managing Member

[AMENDMENT NO. 7 TO SECURITIES PURCHASE AGREEMENT]

BLACKWELL PARTNERS, LLC

By:	/s/ Justin B. Nixon
Name:	Justin B. Nixon
Title:	Investment Manager, DUMAC, Inc as authorized agent

By:	/s/ Gregory A. Hudgins
Name:	Gregory A. Hudgins
Title:	Head of Operations, DUMAC, Inc as authorized agent

[AMENDMENT NO. 7 TO SECURITIES PURCHASE AGREEMENT]

PERMAL TALARA LTD.

By:	/s/ Deborah Watson
Name:	Deborah Watson
Title:	Director

[AMENDMENT NO. 7 TO SECURITIES PURCHASE AGREEMENT]

WINMILL INVESTMENTS LLC

By:	/s/ David Millstone
Name:	David Millstone
Title:	Authorized Person

[AMENDMENT NO. 7 TO SECURITIES PURCHASE AGREEMENT]

GUARANTOR ACKNOWLEDGEMENT

Each of the undersigned hereby acknowledges and agrees to the terms of the Waiver and Amendment No. 7 to Securities Purchase Agreement, dated as of February 24, 2015 (the “Amendment”), including, without limitation, Section 7 of the Amendment, amending that certain Securities Purchase Agreement, dated February 21, 2012, as amended (as amended, the “Securities Purchase Agreement”), among ZaZa Energy Corporation, a Delaware corporation, and the holders of Securities party thereto. Each of the undersigned hereby confirms that the Guaranty Agreement to which the undersigned are a party remains in full force and effect after giving effect to the Amendment and continues to be the valid and binding obligation of each of the undersigned, enforceable against each of the undersigned in accordance with its terms.

Capitalized terms used herein but not defined are used as defined in the Securities Purchase Agreement.

Dated as of February 24, 2015.

ZAZA HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Todd A. Brooks
Name: Todd A. Brooks
Title: President and Chief Executive Officer

ZAZA ENERGY, LLC,
a Texas limited liability company

By:	/s/ Todd A. Brooks
Name: Todd A. Brooks
Title: President and Chief Executive Officer

TOREADOR RESOURCES CORPORATION,
a Delaware corporation

By:	/s/ Todd A. Brooks
Name: Todd A. Brooks
Title: President and Chief Executive Officer

Guarantor Acknowledgement

ZAZA ENERGY DEVELOPMENT, LLC,
a Texas limited liability company

By:	/s/ Todd A. Brooks
Name: Todd A. Brooks
Title: President and Chief Executive Officer

ZAZA PETROLEUM MANAGEMENT, LLC, a Texas limited liability company

By:	/s/ Todd A. Brooks
Name: Todd A. Brooks
Title: President and Chief Executive Officer

Guarantor Acknowledgement

Schedule A

Specified Defaults

1.              The Event of Default occurring under paragraph 8A(v) of the Securities Purchase Agreement as a result of the Credit Parties’ breach of paragraph 7B(2)(ii) of the Securities Purchase Agreement in connection with the Company’s capitalizing interest to the principal amount of Seller Subordinated Debt, resulting in the principal amount of such Seller Subordinated Debt exceeding the amounts permitted pursuant to paragraph 7B(2)(ii) of the Securities Purchase Agreement.

2.              The Event of Default occurring under paragraph 8A(v) of the Securities Purchase Agreement as a result of the Company’s amendment of the Seller Notes and ZaZa Principal Loan Notes on January 19, 2015 in violation of paragraph 7C of the Securities Purchase Agreement.